EXHIBIT 99.1

WorldHeart Closes US$30 Million in Financing

Oakland, California  — August 1, 2008 (NASDAQ: WHRT) World Heart Corporation (“WorldHeart”) today announced that it completed a US$30 million private placement transaction and recapitalization previously announced under the terms of the Recapitalization Agreement (the “Recapitalization Agreement”) dated June 20, 2008 and amended on July 31, 2008 to, among other things, include New Leaf Ventures II, L.P (“New Leaf”) as an additional investor.  WorldHeart will pay an aggregate cash commission of US$750,000 and issue warrants to purchase an aggregate of 2,500,000 common shares to its advisors, Pacific Growth Equities, LLC and Stifel, Nicolaus and Company. The warrants are subject to shareholder approval and will have an exercise price of US$0.11 per share.  The Recapitalization Agreement entered into by WorldHeart includes its wholly owned subsidiary World Heart Inc. (“WHI”), ABIOMED, Inc. (“Abiomed”), Venrock Partners V, L.P., Venrock Associates V, L.P. and Venrock Entrepreneurs Fund V, L.P. (collectively “Venrock”), Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Life Sciences Fund, L.P. and Austin W. Marxe (collectively “SSF”) and New Leaf, pursuant to which:

(i)                                     WorldHeart issued 300,000,000 common shares for an aggregate purchase price of US$30,000,000 (the “Issuance”), of which Venrock invested US$11,000,000, SSF invested US$9,000,000 and New Leaf invested US$10,000,000;

(ii)                                  Simultaneously with the closing of the Issuance, Abiomed converted the full amount of principal and interest owed on the US$5,000,000 8% Secured Convertible Promissory Note (the “Note”) previously issued to Abiomed by WorldHeart and WHI into 86,000,000 common shares of WorldHeart (the “Conversion”), released the security interest in all of the assets of WorldHeart and WHI that secured the Note, terminated the warrant it held to purchase 3,400,000 common shares of WorldHeart, forgave other amounts owed to Abiomed by WorldHeart and terminated all previously existing agreements, arrangements and understandings with WorldHeart; and

(iii)                               The purchase price delivered by Venrock and SSF at the closing was offset by the principal and interest owed on the bridge loan facility of US$1,400,000 (the “Bridge Facility”) Venrock and SSF provided WorldHeart prior to closing.

Reverse Stock Split

The Recapitalization Agreement also provides that WorldHeart will call a special meeting of its shareholders to vote on, among other things, the approval of a reverse split of its common shares (the “Reverse Split”) for the purpose of seeking to comply with the US$1.00 minimum bid price requirement of the NASDAQ Capital Market.

Investor Board Nominees

The Recapitalization Agreement further provides that each of Abiomed, Venrock, SSF and New Leaf will have the right to designate one person for election to the Board of Directors of WorldHeart, so long as each remains the beneficial owner of at least 5% of the outstanding common shares of WorldHeart.  Abiomed will also have the right to designate an observer to attend meetings of the Board of Directors at any time it does not have a designee on the Board of Directors.  If Abiomed has not nominated a director on or prior to the second anniversary of the closing, the rights of Abiomed to nominate a director or to appoint an observer will terminate.  All of Abiomed’s rights with respect to the Board of Directors of WorldHeart will terminate on the fifth anniversary of the closing.  WorldHeart currently has a Board of Directors consisting of four directors, subject to Canadian rules requiring 25% of the directors to be Canadian residents.  WorldHeart will seek to elect a new slate of board members at the special meeting of shareholders.

Abiomed Distribution Rights

The Recapitalization Agreement provides that Abiomed’s current distribution rights with WorldHeart be terminated and replaced with revised distribution rights.  Under the revised terms, WorldHeart will still be required to negotiate in good faith with Abiomed about distribution arrangements before engaging any third-party distributors for its products.  However, WorldHeart retains the right, without negotiating with Abiomed, to distribute its products directly.  In addition, if Abiomed and WorldHeart are unable to agree to terms on a potential distribution arrangement, WorldHeart is free to negotiate with third-party distributors without giving revised terms to Abiomed.  Abiomed’s revised distribution rights will terminate upon a change of control of WorldHeart pursuant to the terms of the Recapitalization Agreement.

Equity Incentive Plan

The Recapitalization Agreement also provides that promptly following the closing, WorldHeart will establish an equity incentive program for the benefit of its independent directors, officers, employees and consultants covering, together with its existing plans, a maximum of 44,000,000 common shares of WorldHeart (to be adjusted for the reverse share split and any other recapitalization) on such terms and conditions as shall be approved by WorldHeart’s Board of Directors, including the designees, if any, of Abiomed, Venrock, SSF and New Leaf.  WorldHeart will seek approval of the equity incentive plan at the special meeting of shareholders.

Nasdaq Exception

Nasdaq Marketplace Rule 4350 requires that WorldHeart obtain shareholder approval in certain circumstances, including for the issuance of shares other than in a public offering equal to 20% or more of the common shares outstanding before the issuance or to affiliates, in either case if for less than the greater of book value or market value of the common shares, or for the issuance of shares which will result in a change of control of the issuer.

WorldHeart received from Nasdaq an exception from the Marketplace Rule 4350 in reliance on Nasdaq Marketplace Rule 4350(i)(2) which provides that Nasdaq may make an exception to the Marketplace Rules when (i) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise and (ii) reliance by the issuer is expressly approved by an audit committee of the issuer comprised solely of independent, disinterested directors.  The audit committee of the Board of Directors of WorldHeart expressly approved such reliance.  The Listings and Qualifications Department of Nasdaq granted the requested exception permitting WorldHeart to issue the 386,000,000 common shares contemplated in the Recapitalization Agreement, which is significantly in excess of the approximately 2,300,000 common shares which WorldHeart would have been permitted to issue under Nasdaq’s Marketplace Rule 4350 without shareholder approval or this exception.

Pursuant to this exception, WorldHeart mailed to its registered shareholders a letter alerting them that it would not seek the shareholder approval that would otherwise be required without receipt of the exception from Nasdaq and setting forth the terms of the Recapitalization Agreement and the fact of reliance on the financial viability exception.

About World Heart Corporation

WorldHeart is a developer of mechanical circulatory support systems. WorldHeart is headquartered in Oakland, California, USA with additional facilities in Salt Lake City, Utah and Herkenbosch, Netherlands.  WorldHeart’s registered office is Ottawa, Ontario, Canada.

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include all statements regarding WorldHeart’s ability to  regain compliance with the Nasdaq Capital Market listing requirements, as well as other statements that can be identified by the use of forward-looking language, such as “believes,” “feels,” “expects,” “may,” “will,” “should,” “seeks,” “plans,” “anticipates,” or “intends” or the negative of those terms, or by discussions of strategy or intentions. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation: WorldHeart’s need for additional capital in the future; risks in product development and market acceptance of and demand for WorldHeart’s products; delisting from the NASDAQ Stock Market if compliance with the listing standards, including the Minimum Bid Price Rule and other minimum  standards, is not regained; and other risks detailed in WorldHeart’s filings with the U.S. Securities and Exchange Commission, including without limitation its Annual Report on Form 10-KSB/A for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008.

THIS RESLEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY.  THE SHARES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.